Exhibit 21

                           Subsidiaries of the Registrant



Parent
------
United Tennessee Bankshares, Inc.
                                     State or Other
                                     Jurisdiction of             Percentage
Subsidiary                           Incorporation               Ownership
----------                           ---------------             ---------

Newport Federal Bank                 United States                100%